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                                   CREDIT AGREEMENT


     This CREDIT AGREEMENT, dated as of February 27, 1998 (this "AGREEMENT"), is entered into among INPUT/OUTPUT, INC., a Delaware corporation (the "BORROWER"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "BANKS") and BANK ONE, TEXAS, N.A., as agent for the Banks.

     In consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I.

                                     DEFINITIONS

     Section 1.1 DEFINITIONS. When used herein the following terms shall have the following meanings:

        ACQUISITION means any tender offer, merger, purchase or exchange of stock, purchase of assets or other similar transaction by the Borrower or any of its Subsidiaries with respect to any Person other than the Borrower or a Subsidiary of the Borrower.

        AFFECTED BANK means any Bank that has given notice to the Borrower (which has not been rescinded) of (i) any obligation by the Borrower to pay any amount pursuant to SECTION 7.6 or 8.1 or (ii) the occurrence of any circumstances of the nature described in SECTION 8.2 or 8.3.

        AFFILIATE of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, including, (i) any Person which beneficially owns or holds ten percent or more of any class of voting stock of such Person or ten percent of more of the equity interest in such Person, (ii) any Person of which such Person beneficially owns or holds ten percent or more of any class of voting shares or in which such Person beneficially owns or holds ten percent or more of the equity interests in such Person, and (iii) any officer or director of such Person.

        AGENT means Bank One in its capacity as agent for the Banks hereunder and any successor thereto in such capacity.

        AGENT-RELATED PERSONS means Bank One and any successor agent arising under SECTION 13.9, together with their

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   respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        AGREEMENT - see the first paragraph hereof.

        ASSIGNMENT AGREEMENT - see SECTION 14.9.1.

        BANK - see the first paragraph hereof.

        BANK ONE means Bank One, Texas, N.A. in its individual capacity.

        BORROWER - see the first paragraph hereof.

        BUSINESS DAY means any day on which Bank One is open for commercial banking business in Houston, Texas and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

        CALCULATION PERIOD means the period for which any calculation under this Agreement is being made.

        CAPITAL EXPENDITURES means all expenditures for assets which, in accordance with GAAP, are properly classified as equipment, real property, improvements, fixed assets or a similar type of capitalized asset and which would be required to be capitalized and shown on the consolidated balance sheet of the Borrower; provided, however, Capital Expenditures shall not include expenditures in connection with Acquisitions.

        CAPITAL LEASE means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

        CASH EQUIVALENT INVESTMENT means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, corporate demand notes or other debt securities having a maturity or tender right less than one year from the date of issuance thereof, in each case (unless issued by a Bank or its holding company) rated in one of the two highest rating categories by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of

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   not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in CLAUSE (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c) and
   (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than the Borrower or an Affiliate of the Borrower), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

        CERCLA - See SECTION 9.15.

        CODE means the Internal Revenue Code of 1986, as amended.

        COLLATERAL DOCUMENTS means the Pledge Agreements-Borrower, the Pledge Agreements-Subsidiary and any other agreement pursuant to which the Borrower or any Subsidiary grants a Lien or security interest in collateral to the Agent for the benefit of the Banks.

        COMMITMENT AMOUNT - see SECTION 2.1.1.

        COMMITMENTS means the Loan Commitment and the L/C Commitment.

        COMPLIANCE CERTIFICATE means a certificate in substantially the form of EXHIBIT E.

        COMPUTATION PERIOD means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

        CONTINGENT LIABILITIES mean, with respect to Borrower or any Subsidiary, those direct or indirect liabilities of such Person with respect to any Debt, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
   (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the

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   ability of the primary obligor to make payment of such primary obligation, or
   (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Liabilities shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liabilities are made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

        CONTROLLED GROUP means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

        CURRENT ASSETS means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Borrower and its Subsidiaries.

        CURRENT LIABILITIES means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries.

        CURRENT MATURITIES OF LONG TERM DEBT means for Borrower and its Subsidiaries on a consolidated basis, the principal amount due and payable during the next succeeding twelve month period on Funded Debt of Borrower and its Subsidiaries which has a final maturity more than twelve months from the date of calculation.

        CURRENT RATIO means the ratio of Current Assets to Current Liabilities.

        DEBT of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (but excluding trade accounts payable or trade notes in the ordinary course of business that are not past due by more than 90 days), (d) all indebtedness secured by a Lien on the property of such Person (other than Liens for taxes and assessments that are not delinquent) whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount

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   of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), and (f) net liabilities of such Person under all Hedging Obligations.

        DISPOSAL - see the definition of "RELEASE".

        DOLLAR and the sign "$" mean lawful money of the United States of America.

        "EBITDA" means for Borrower and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income, plus (b) taxes, plus (c) depreciation and amortization, plus (d) Interest Expense; provided that for purposes of calculating EBITDA of the Borrower and its Subsidiaries for any period, the consolidated net income of any Person acquired by the Borrower or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a PRO FORMA basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) if the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related audited consolidated statements of income, stockholders' equity and cash flows for the period in respect of which EBITDA is to be calculated (i) have been previously provided to the Agent and the Banks and (ii) have been found acceptable by the Required Banks.

        EFFECTIVE DATE  - see SECTION 11.1.

        ENVIRONMENTAL CLAIMS means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

        ENVIRONMENTAL LAWS means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental matters.

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        ERISA means the Employee Retirement Income Security Act of 1974.
   References to sections of ERISA also refer to any successor sections.

        EUROCURRENCY RESERVE PERCENTAGE means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

        EURODOLLAR LOAN means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

        EURODOLLAR MARGIN - see SCHEDULE 1.1.A.

        EURODOLLAR OFFICE means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder or such other office or offices through which such Bank determines its Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

        EURODOLLAR RATE means, with respect to each Interest Period, the rate of interest per annum at which deposits in Dollars are offered by the major London clearing banks, as reported on Telerate System reports (Page 3807) (or such other similar news reporting service as the Agent may subscribe to at the time such Eurodollar Rate is determined), in the London interbank Eurodollar market for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates. The Eurodollar Rate for the Interest Period to which it relates shall (a) be determined as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period, or at such earlier time as determined by the Agent, and (b) shall be rounded upward, if necessary, to the nearest one-one hundredth of one percent.

        EURODOLLAR RATE (RESERVE ADJUSTED) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

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          Eurodollar Rate     =    EURODOLLAR RATE
          (Reserve Adjusted)       1-Eurocurrency
                                  Reserve Percentage

        EVENT OF DEFAULT means any of the events described in SECTION 12.1.

        FISCAL QUARTER means a fiscal quarter of a Fiscal Year.

        FISCAL YEAR means the fiscal year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on May 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on May 31 of such calendar year.

        FIXED CHARGE COVERAGE RATIO means, for any Calculation Period (a) EBITDA for such Calculation Period, minus (b) taxes paid in cash by the Borrower and its Subsidiaries during such Calculation Period, minus (c) dividends paid in cash by Borrower to its shareholders during such Calculation Period, plus (d) R&D Expense incurred by Borrower and its Subsidiaries during such Calculation Period, divided by the sum of (v) that amount which is equal to one fifth (1/5) of the daily average sum during such Computation Period of (i) the outstanding principal amount of the Loans plus (ii) the aggregate undrawn amount of all outstanding Letters of Credit, plus (w) Current Maturities of Long Term Debt as of the date of calculation, plus (x) Interest Expense incurred by Borrower and its Subsidiaries during such Calculation Period, plus (y) Maintenance Capital Expenditures incurred by Borrower and its Subsidiaries during such Calculation Period, plus (z) R&D Expense incurred by Borrower and its Subsidiaries during such Calculation Period.

        FORM 10-Q means Form 10-Q used for quarterly reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-13 or Rule 15d-13 of the Securities Exchange Act of 1934.

        FUNDED DEBT means, at any time, the current portion of scheduled payments of long-term Debt of Borrower and its Subsidiaries (determined on a consolidated basis), plus the long-term Debt of Borrower and its Subsidiaries (determined on a consolidated basis), plus the short term Debt of Borrower and its Subsidiaries (determined on a consolidated basis).

        FUNDED DEBT TO CAPITALIZATION RATIO - COVENANT means, at any time, the sum of Funded Debt plus Contingent Liabilities divided by the sum of Funded Debt plus Tangible Net Worth.

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        FUNDED DEBT TO CAPITALIZATION RATIO - PRICING means, at any time, Funded
   Debt divided by the sum of Funded Debt plus Tangible Net Worth.

        GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

        GROUP - see SECTION 2.2.1.

        GUARANTOR means, on any day, each Material Subsidiary, unless the Required Banks have determined that such Material Subsidiary is not to be a Guarantor. The Guarantors as of the Effective Date are listed on Schedule 1.1.B.

        GUARANTY means a guaranty substantially in the form of EXHIBIT C.

        HAZARDOUS SUBSTANCES - see SECTION 9.15.

        HEDGING OBLIGATIONS means, with respect to any Person, all liabilities of such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        INTEREST EXPENSE means for any period the consolidated interest expense of the Borrower and its Subsidiaries for such period (including all imputed interest on Capital Leases and before giving effect to any capitalization of interest but excluding amortization of deferred financing costs).

        INTEREST PERIOD - see SECTION 4.3.

        INVESTMENT means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of the Borrower or any of its Subsidiaries), (b) any ownership or similar interest held by such Person in any other Person and (c) deposits and the like relating to prospective acquisitions of businesses.

        ISSUING BANK means Bank One in its capacity as an issuer of Letters of Credit hereunder and any other Bank which, with the written consent of the Borrower and the Agent, is the issuer of one or more Letters of Credit hereunder.

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        L/C APPLICATION means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Bank at the time of such request for the type of letter of credit requested.

        L/C COMMITMENT means the commitment of the Issuing Bank to issue, and of each Bank to participate in, Letters of Credit pursuant to SECTION 2.1.2.

        LETTER OF CREDIT - see SECTION 2.1.2.

        LIEN means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any security interest, mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

        LOAN COMMITMENT means the commitment of the Banks to make Loans pursuant to SECTION 2.1.1.

        LOAN DOCUMENTS means this Agreement, the Notes, the L/C Applications, the Guaranties, the Collateral Documents and all other documents and instruments executed by Borrower in connection with this Agreement.

        LOANS - see SECTION 2.1.1.

        MAINTENANCE CAPITAL EXPENDITURES means Capital Expenditures incurred by the Borrower or its Subsidiaries in connection with the replacement or maintenance of equipment or other fixed assets of the Borrower or its Subsidiaries.

        MARGIN STOCK means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

        MATERIAL ADVERSE EFFECT means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document.

        "MATERIAL SUBSIDIARY" means, (a) with respect to Subsidiaries existing on the Effective Date, those Subsidiaries listed on Schedule 1.1.B. and (b) with respect to

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   Subsidiaries created or acquired by the Borrower after the Effective Date, all such Subsidiaries, unless the Borrower and the Required Banks shall mutually determine (which determination shall be made in good faith based upon the relative net worth of such Subsidiary) that any such Subsidiary is not a Material Subsidiary.

        "MAXIMUM RATE" means, with respect to any Bank and the holder of any Note, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness created under this Agreement, the Notes or any other Loan Document under the laws which are presently in effect in the United States and the State of Texas applicable to the Banks, such holders and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Finance Code (the "Code"), is relevant to any Bank or any holder of any Note for the purposes of determining the Maximum Rate, each such Person shall determine such applicable legal rate under the Code pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in Chapter 303 of the Code, and further subject to any right such Person may have subsequently, under applicable law, to change the method of determining the Maximum Rate. If no Maximum Rate is established by applicable law, then the Maximum Rate shall be equal to eighteen percent (18%).

        MULTIEMPLOYER PENSION PLAN means a multiemployer plan, as such term is defined in Section 4001(a) (3) of ERISA, and to which the Borrower or any member of the Controlled Group may have any liability.

        NET INCOME means, with respect to the Borrower and its Subsidiaries for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, excluding any extraordinary gains during such period.

        NOTE - see SECTION 3.1.

        OPERATING LEASE means any lease of (or other agreement conveying the right to use) any real or personal property by the Borrower or any Subsidiary, as lessee, other than any Capital Lease.

        PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

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        PLEDGE AGREEMENT-BORROWER means a Security Agreement-Pledge executed by
   Borrower and the Agent, substantially in the form of EXHIBIT B-1, as the same may be amended, modified or supplemented.

        PLEDGE AGREEMENT-SUBSIDIARY means a Security Agreement-Pledge executed by a Subsidiary and the Agent, substantially in the form of EXHIBIT B-2, as the same may be amended, modified or supplemented.

        PENSION PLAN means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          PERCENTAGE means, with respect to any Bank, the percentage specified opposite such Bank's name on SCHEDULE 2.1 hereto, reduced (or increased) by subsequent assignments pursuant to SECTION 14.9.1.

        PERSON means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

        "PRIME RATE" means, at any time, the rate of interest per annum then most recently published in The Wall Street Journal (or any successor publication if The Wall Street Journal is no longer published) in the "Money Rates" section (or such successor section) as the "Prime Rate." If a range of prime interest rates per annum is so published, "Prime Rate" shall mean the highest rate per annum in such published range. If the definition of "Prime Rate" is no longer published in The Wall Street Journal (or any successor publication), "Prime Rate" shall mean, at any time, the rate of interest per annum then most recently established by the Agent as its prime rate or equivalent base rate.

        PRIME RATE LOAN means any Loan which bears interest at or by reference to the Prime Rate.

        PRIME RATE MARGIN - see SCHEDULE 1.1.A.

        R&D EXPENSE means expenditures incurred by the Borrower and its Subsidiaries, on a consolidated basis, attributable to research and product development and recorded as such in accordance with GAAP.

                                       -11-

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        REGULATION S-X means Regulation S-X as promulgated by the Securities
   Exchange Commission in connection with the Securities Exchange Act of 1934.

        RELEASE has the meaning specified in CERLA and the term "DISPOSAL" (or "DISPOSED") has the meaning specified in RCRA; PROVIDED that in the event either CERLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and PROVIDED, FURTHER, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "RELEASE" or "DISPOSAL" which is broader than is specified in either CERLA or RCRA, such broader meaning shall apply.

        RCRA - see SECTION 9.15.

        REQUIRED BANKS means Banks having Percentages aggregating 80% or more.

        SEC means the Securities and Exchange Commission.

        STATED AMOUNT means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available for drawing thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

        SUBSIDIARY means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

          TANGIBLE NET WORTH means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries (including preferred stock accounts); provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of Borrower or any Subsidiary appear as an asset on Borrower's or any Subsidiary's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights,
   (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of Borrower or any Subsidiary or any affiliate, and (f) all other assets which are properly classified as intangible assets.

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        TERMINATION DATE means the earlier to occur of (a) February 27, 2001, or such later date to which the Termination Date may be extended at the request of the Borrower and with the consent of each Bank or (b) such other date on which the Commitments shall terminate pursuant to ARTICLE VI or XII.

        TYPE OF LOAN OR BORROWING - see SECTION 2.2.1. The types of Loans or borrowings under this Agreement are Prime Rate Loans or borrowings and Eurodollar Loans or borrowings.

        UNMATURED EVENT OF DEFAULT means any event that, if it continues uncured, will, with passage of time or notice or both, constitute an Event of Default.

        WELFARE PLAN means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

   Section 1.2 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) SECTION, SCHEDULE and EXHIBIT references are to this Agreement unless otherwise specified.

     (c) (i) The term "including" is not limiting and means "including without limitation."

     (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

     (e) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower, the Banks and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Banks merely because of the Agent's or Banks' involvement in their preparation.

                                     ARTICLE II.

                     COMMITMENTS OF THE BANKS; LETTER OF CREDIT,
                         BORROWING AND CONVERSION PROCEDURES

   Section 2.1 COMMITMENTS. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to, and to issue or participate in the issuance of letters of credit for the account of, the Borrower as follows:

        2.1.1 LOAN COMMITMENT. Each Bank will make loans on a revolving basis ("LOANS") from time to time before the Termination Date in such Bank's Percentage of such aggregate amounts as the Borrower may from time to time request from all Banks; PROVIDED that the aggregate principal amount of all Loans which all Banks shall be committed to have outstanding at any one time shall not exceed (a) $50,000,000, as such amount may be reduced from time to time pursuant to SECTION 6.1 (as so reduced, the "COMMITMENT AMOUNT"), minus
   (b) the Stated Amount of all outstanding Letters of Credit.

        2.1.2 L/C COMMITMENT. (a) The Issuing Banks will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Bank (each, a "LETTER OF CREDIT"), at the request of and for the account of the Borrower or any Subsidiary from time to time before the Termination Date and (b) as more fully set forth in SECTION 2.3.5, each Bank agrees to purchase a participation in each such Letter of Credit; PROVIDED that the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the lesser of (i) $15,000,000 or (ii) the Commitment Amount minus the aggregate principal amount of all outstanding Loans.

   Section 2.2    LOAN PROCEDURES.

        2.2.1 VARIOUS TYPES OF LOANS. Each Loan shall be either a Prime Rate Loan or a Eurodollar Loan (each a "TYPE" of Loan), as the Borrower shall specify in the related notice of borrowing or conversion pursuant to SECTION
   2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "GROUP" or collectively "GROUPS". Prime Rate Loans and Eurodollar Loans may be outstanding at the same time, PROVIDED that (i) not more than eight different Groups of Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $250,000. All borrowings, conversions and repayments of Loans shall be effected so that each Bank will have a pro rata share (according to its Percentage) of all types and Groups of Loans.

        2.2.2 BORROWING PROCEDURES. The Borrower shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than (a) in the case of a Prime Rate borrowing, 12:00 P.M., Houston, Texas time, at least one Business Day prior to the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 10:00 A.M., Houston, Texas time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Each written or telephonic notice shall constitute a representation by Borrower that the statements contained in SECTION 11.2.1 are true and correct as of the date of such notice. Not later than 1:00 P.M., Houston, Texas time, on the date of a proposed borrowing, each Bank shall provide the Agent at the office specified by the Agent with immediately available funds covering such Bank's Percentage of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in ARTICLE XI with respect to such borrowing have not been satisfied (and does not have knowledge of any default in the payment of any principal, interest or fees to be paid to the Agent for the account of the Banks), the Agent shall pay over the requested amount to the Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $250,000.


        2.2.3 PROCEDURES FOR CONVERSION OF TYPE OF LOAN. Subject to the provisions of SECTION 2.2.1, the Borrower may convert all or any part of any outstanding Loan into a Loan of a different type by giving written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent not later than (a) in the case of conversion into a Prime Rate Loan, 12:00 P.M., Houston, Texas time, at least one Business Day prior to the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 10:00 A.M., Houston, Texas time, at least three Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a

   Eurodollar Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Subject to
   SECTION 2.5, such Loan shall be so converted on the requested date of conversion. Each conversion shall be on a Business Day. Each conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to the provisions of SECTION 8.4.

   Section 2.3    LETTER OF CREDIT PROCEDURES.

        2.3.1 L/C APPLICATIONS. The Borrower shall give notice to the Agent and the applicable Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and such Issuing Bank shall agree in any particular instance) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Borrower (together with any Subsidiary for the account of which the related Letter of Credit is to be issued) and in all respects satisfactory to the Agent and the applicable Issuing Bank, together with such other documentation as the Agent or such Issuing Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the applicable Issuing Bank has not received written notice that the conditions precedent set forth in
   ARTICLE XI with respect to the issuance of such Letter of Credit have not been satisfied, such Issuing Bank shall issue such Letter of Credit on the requested issuance date. Each Issuing Bank shall promptly advise the Agent and the Banks of the issuance of each Letter of Credit by such Issuing Bank and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder.

        2.3.2 PARTICIPATION IN LETTERS OF CREDIT. Concurrently with the issuance of each Letter of Credit, the applicable Issuing Bank shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Percentage, in such Letter of Credit and the Borrower's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Bank's "participation" therein. Each Issuing Bank hereby agrees, upon request of the Agent or any Bank, to deliver to such Bank a list of all outstanding Letters of Credit issued by such Issuing Bank, together with such information related thereto as such Bank may reasonably request.

        2.3.3 PAYMENTS CONSTITUTE LOANS. Each payment by the Issuing Bank pursuant to a drawing under a Letter of Credit shall constitute and be deemed a Loan by the Banks to the Borrower under the Notes and this Agreement as of the day and time such payment is made by the Issuing Bank and in the amount of such payment.

        2.3.4 LIMITATION ON OBLIGATIONS OF ISSUING BANKS. In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation to the Borrower or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon such Issuing Bank any liability to the Borrower or any Bank and shall not reduce or impair the Borrower's reimbursement obligations set forth in
   SECTION 2.3.3 or the obligations of the Banks pursuant to SECTION 2.3.5.

        2.3.5 FUNDING BY BANKS TO ISSUING BANKS. Promptly upon receipt of documents requesting a drawing on any Letter of Credit, the Issuing Bank shall advise the Agent and each Bank thereof. Such notice shall include a statement by the Issuing Bank of the Business Day on which such drawing is to be made under such Letter of Credit. Not later than 12:00 P.M., Houston, Texas time, on the Business Day on which such drawing is to be made under such Letter of Credit, each Bank shall provide the Agent for the account of the Issuing Bank, at the office specified by the Agent, with immediately available funds covering such Bank's Percentage of such drawing.

   Section 2.4 COMMITMENTS SEVERAL. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

   Section 2.5 CERTAIN CONDITIONS. Notwithstanding any other provision of this Agreement, no Bank shall have an obligation to make any Loan other than a Loan to fund a drawing on a Letter of Credit, or to permit the continuation of or any conversion into any Eurodollar Loan, and no Issuing Bank shall have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

                                     ARTICLE III.

                          NOTES EVIDENCING LOANS; PRINCIPAL

   Section 3.1 NOTES. The Loans of each Bank shall be evidenced by a promissory note (each a "NOTE") substantially in the form set forth in EXHIBIT A, with appropriate insertions, payable to the order of such Bank in an amount equal to such Bank's Percentage of the Loan Commitment.

   Section 3.2 PAYMENT OF PRINCIPAL OF LOANS. The Borrower shall repay the unpaid principal amount of all Loans on the earlier of (a) the Termination Date or (b) such other dates on which the Loans are or may be required to be paid pursuant to this Agreement.

   Section 3.3 RECORDKEEPING. Each Bank shall record in its records the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

                                     ARTICLE IV.

                                       INTEREST

   Section 4.1 INTEREST RATES. The Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

        (a) at all times while such Loan is a Prime Rate Loan, at a rate per annum equal to the sum of the Prime Rate from time to time in effect plus the Prime Rate Margin from time to time in effect; and

        (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect;

PROVIDED, HOWEVER, that at any time an Event of Default exists, the interest rate applicable to each Loan shall be increased by 2%.

   Section 4.2 INTEREST PAYMENT DATES. Accrued interest on each Prime Rate Loan shall be payable in arrears on the last day of each calendar quarter and on the Termination Date. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a one hundred eighty
(180) day Interest Period, on the ninetieth (90th) day of such Interest Period) and at maturity. Accrued interest shall be payable upon the payment or prepayment of any Loan or the conversion of any Loan to a Loan of another type (but only upon the principal amount so paid, prepaid or converted). After maturity, accrued interest on all Loans shall be payable on demand.

   Section 4.3 INTEREST PERIODS. Each "Interest Period" for a Eurodollar Loan shall commence on the date such Eurodollar Loan is made or converted from a Prime Rate Loan, or on the last day of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days thereafter, as the Borrower may specify:

        (a) in the case of an Interest Period which commences on the date a Eurodollar Loan is made or converted from a Prime Rate Loan, in the related notice of borrowing or conversion pursuant to SECTION 2.2.2 or 2.2.3, or

        (b) in the case of a succeeding Interest Period with respect to any Eurodollar Loan, by written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent not later than 10:00 A.M., Houston, Texas time, at least two Business Days prior to the first day of such succeeding Interest Period, it being understood that (i) each such notice shall be effective upon receipt by the Agent and (ii) if the Borrower fails to give such notice, such Loan shall automatically become a Prime Rate Loan at the end of its then-current Interest Period.

Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day. The Borrower may not select any Interest Period for a Loan which would end after the Termination Date.

   Section 4.4 SETTING AND NOTICE OF EURODOLLAR RATES. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Borrower and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Borrower or any Bank, deliver to the Borrower or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

   Section 4.5 COMPUTATION OF INTEREST. All determinations of interest shall be made on the basis of a year of 360 days, and the actual number of days elapsed. The applicable interest rate for each Prime Rate Loan shall change simultaneously with each change in the Prime Rate.

                                      ARTICLE V.

                                         FEES

   Section 5.1 NON-USE FEE. The Borrower agrees to pay to the Agent for the account of each Bank a non-use fee, for the period from the Effective Date to the Termination Date, at the rate per annum in effect from time to time pursuant to SCHEDULE 1.1.A of the daily average of the unused amount of such Bank's Percentage of the Commitment Amount. For purposes of calculating usage under this Section, the Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Loans plus the undrawn amount of all Letters of Credit. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have theretofore been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

   Section 5.2 LETTER OF CREDIT FEES. (a) The Borrower agrees to pay to the Agent for the account of the Banks pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit in an amount equal to the rate per annum in effect from time to time pursuant to SCHEDULE 1.1.A of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days). Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

   (b) In addition, with respect to each Letter of Credit, the Borrower agrees to pay to the applicable Issuing Bank, for its own account, such fees and expenses as such Issuing Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

   Section 5.3 AGENT'S FEES. The Borrower agrees to pay to the Agent such agent's fees as are mutually agreed to from time to time by the Borrower and the Agent.

                                  ARTICLE VI.

           REDUCTION AND TERMINATION OF THE COMMITMENTS; PREPAYMENTS

   Section 6.1 REDUCTION OR TERMINATION OF THE COMMITMENTS. The Borrower may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the Commitment Amount to an amount not less than the sum of the aggregate unpaid principal amount of the Loans and the aggregate Stated Amount of all Letters of Credit. Any such reduction shall be in an amount not less than $5,000,000 or a higher integral multiple of $1,000,000. The Borrower may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of the Borrower hereunder and cash collateralization in full, pursuant to documentation in form and substance reasonably satisfactory to the Banks, of all obligations arising with respect to the Letters of Credit. Upon any such payment of the Loans and cash collateralization of the obligations arising with respect to the Letters of Credit in a manner satisfactory to the Agent, the Agent shall release all Liens created by the Collateral Documents. All reductions of the Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Percentages.

   Section 6.2 VOLUNTARY PREPAYMENTS. The Borrower may from time to time prepay the Loans in whole or in part, PROVIDED that (a) the Borrower shall give the Agent (which shall promptly advise each Bank) notice thereof not later than 12:00 P.M. (Houston, Texas time) one Business Day prior to the day of such prepayment, in the case of a prepayment of Prime Rate Loans, or two Business Days prior to the day of such prepayment, in the case of a prepayment of Eurodollar Loans, in either case specifying the Loans to be prepaid and the date and amount of prepayment, (b) each partial prepayment shall be in a principal amount of at least $100,000 and an integral multiple of $100,000 and (c) any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to SECTION 8.4.

                                  ARTICLE VII.

                MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES


   Section 7.1 MAKING OF PAYMENTS. All payments of principal of or interest on the Notes, and of all non-use fees and Letter of Credit fees, shall be made by the Borrower to the Agent in immediately available funds at the office specified by the Agent not later than 12:00 P.M., Houston, Texas time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The

Borrower hereby authorizes and instructs the Agent to charge any demand deposit account of the Borrower maintained with Bank One for the amount of any such payment on the due date therefor, and (subject to there being a sufficient balance in such account for such purpose) the Agent agrees to do so, PROVIDED that the Agent's failure to so charge such account shall in no way affect the obligation of the Borrower to make any such payment. The Agent shall promptly remit to each Bank or other holder of a Note its share of all such payments received in collected funds by the Agent for the account of such Bank or holder.

   All payments under SECTION 8.1 shall be made by the Borrower directly to the Bank entitled thereto.

   Section 7.2 APPLICATION OF CERTAIN PAYMENTS. Each payment of principal shall be applied to such Loans as the Borrower shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

   Section 7.3 DUE DATE EXTENSION. If any payment of principal or interest with respect to any of the Notes, or of non-use fees or Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

   Section 7.4 SETOFF. The Borrower agrees that the Agent, each Bank and each other holder of a Note have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that if at any time (a) any payment or other amount owing by the Borrower under this Agreement is then due to the Agent, any Bank or any such holder or (b) any Unmatured Event of Default under SECTION 12.1.4 with respect to the Borrower or any Event of Default exists, the Agent, each Bank and each such holder may apply to the payment of such payment or other amount (or, in the case of CLAUSE (B), to any obligations of the Borrower hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Agent, such Bank or such holder.
The Agent and the Banks shall use their best efforts promptly to notify the Borrower in writing of any setoff; provided that the failure of the Agent or any Bank to give, or the Borrower to receive, such notice shall not affect, invalidate or make void the set-off in any manner. Any set-off by the Agent or any Bank shall be for the ratable benefit of the Agent and the Banks.

   Section 7.5 PRORATION OF PAYMENTS. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on Notes (or such participation in Letters of Credit) then held by them, such Bank shall purchase from the other Banks such participation in the Notes (or sub-participation in Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

   Section 7.6 TAXES. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of, and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Bank's net income, receipts, assets or operations (all non-excluded items being called "TAXES").
 If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

        (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

        (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

        (c) pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

   If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Borrower shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this SECTION 7.6, a distribution hereunder by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Borrower. This indemnification shall be made within thirty (30) days from the date the Agent makes written demand therefor. The Agent and the Banks shall use reasonable efforts to avoid and minimize any amounts which might otherwise be payable pursuant to this SECTION 7.6 (including using reasonable efforts to seek refunds of any amounts that are reasonably believed not to have been correctly or legally asserted).

   Upon the request from time to time of the Borrower or the Agent, each Bank that is organized under the laws of a jurisdiction other than the United States of America shall execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from withholding or deduction of Taxes.

   The obligations of the Borrower under this SECTION 7.6 are subject to the limitation set out in SECTION 14.9.1.

                                 ARTICLE VIII.

            INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS

   Section 8.1 INCREASED COSTS. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

        (i) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

        (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to ARTICLE IV), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

        (iii) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Borrower shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

   (b) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including such Bank's obligations under the Loan Commitment or the L/C Commitment) or under any Letter of Credit to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling

Person for such reduction; provided, however, the Borrower shall not be liable for any such amounts unless the Bank to which such amounts are due gives the Borrower notice thereof within 180 days of the date that such Bank obtains knowledge that such additional compensation is owing. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. In making capital adequacy determinations, each Bank shall assess capital costs only to the extent such costs are generally being assessed by such Bank against other borrowers of comparable size and creditworthiness or, if no other borrower is of comparable size and creditworthiness, to the extent such Bank is assessing capital costs against its largest borrowers.

   Section 8.2 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

        (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

        (b) Banks having an aggregate Percentage of thirty percent (30%) or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under SECTION 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

THEN the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

   Section 8.3 CHANGES IN LAW RENDERING EURODOLLAR LOANS UNLAWFUL. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Prime Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's pro rata share of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

   Section 8.4 FUNDING LOSSES. The Borrower hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Borrower will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to SECTION 8.3) or (b) any failure of the Borrower to borrow or convert any Loan on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

   Section 8.5 RIGHT OF BANKS TO FUND THROUGH OTHER OFFICES. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan, PROVIDED that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

   Section 8.6   DISCRETION OF BANKS AS TO MANNER OF FUNDING.
Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

   Section 8.7   MITIGATION OF CIRCUMSTANCES; REPLACEMENT OF AFFECTED BANK.
(a) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Borrower to pay any amount pursuant to SECTION 7.6 or
8.1 or (ii) the occurrence of any circumstances of the nature described in
SECTION 8.2 or 8.3 (and, if any Bank has given notice of any such event described in CLAUSE (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Borrower and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Borrower of) any event described in CLAUSE (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

   (b) At any time any Bank is an Affected Bank, the Borrower may replace such Affected Bank as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent (and upon notice from the Borrower such Affected Bank shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans, its Note, its participation in Letters of Credit, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under SECTION 8.4 as a result of such Bank receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Bank hereunder).

   Section 8.8 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. Determinations and statements of any Bank pursuant to SECTION 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under SECTIONS 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

                                  ARTICLE IX.

                                  WARRANTIES

   To induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and issue or purchase participations in Letters of Credit hereunder, the Borrower warrants to the Agent and the Banks that:

   Section 9.1 ORGANIZATION, ETC. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation; and the Borrower and each Subsidiary is duly qualified to transact business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

   Section 9.2 AUTHORIZATION; NO CONFLICT. The execution and delivery by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each of the Borrower and each Guarantor of its obligations under each Loan Document to which it is a party are within the corporate powers of the Borrower and each Guarantor, have been duly authorized by all necessary corporate action on the part of the Borrower and each Guarantor (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Borrower or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of the Borrower or any Guarantor or of any agreement, indenture, instrument or other document which is binding on the Borrower, any Guarantor or any other Subsidiary or
(c) result in, or require, the creation or imposition of any Lien on any property of the Borrower, any Guarantor or any other Subsidiary (other than Liens arising under the Loan Documents).

   Section 9.3 VALIDITY AND BINDING NATURE. Each of this Agreement and each other Loan Document to which the Borrower is a party is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and each Loan Document to which any Guarantor is a party is, or upon the execution and delivery thereof by such Guarantor will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

   Section 9.4 FINANCIAL CONDITION. The audited consolidated financial statements of the Borrower and its Subsidiaries dated May 31, 1997, and the unaudited consolidated financial statements of the Borrower and its Subsidiaries dated November 30, 1997, copies of which have been furnished to each Bank:

        (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the unaudited financial statements, to the absence of footnotes and to customary year-end audit adjustments); and

        (ii) fairly present in all material respects on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby.

   Section 9.5 NO MATERIAL ADVERSE CHANGE. Since November 30, 1997, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

   Section 9.6 LITIGATION AND OTHER LIABILITIES. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Borrower's knowledge, threatened against the Borrower or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in SCHEDULE 9.6. Other than any liability incident to such litigation or proceedings, neither the Borrower nor any Subsidiary has any material contingent liabilities (except for Contingent Liabilities) which are not listed in such SCHEDULE 9.6.

   Section 9.7 OWNERSHIP OF PROPERTIES; LIENS. Each of the Borrower and each Subsidiary owns good and indefeasible title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 10.8.

   Section 9.8 SUBSIDIARIES. The Borrower has no Subsidiaries except those listed in SCHEDULE 9.8.

   Section 9.9 PENSION AND WELFARE PLANS. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty. The Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in
Part 6 of Subtitle B of Title I of ERISA.

   (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Borrower nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Borrower nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

   Section 9.10 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

   Section 9.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

   Section 9.12 REGULATION U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

   Section 9.13 TAXES. Each of the Borrower and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

   Section 9.14 SOLVENCY, ETC. On the Effective Date (or, in the case of any Person which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) the fair salable value of the assets of the Borrower and the Guarantors, on a consolidated basis, exceeds, and will immediately following the making of each Loan or other extension of credit hereunder, exceed the amount of all debt and liabilities (including all Contingent Liabilities) of the Borrower and the Guarantors, (b) neither the Borrower nor any Guarantor has, or will have immediately following the making of each Loan or other extension of credit hereunder, unreasonably small capital to carry out its business as conducted or proposed to be conducted; and (c) the Borrower and the Guarantors do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as they mature.

    Section 9.15   ENVIRONMENTAL MATTERS.

    (a) NO VIOLATIONS. Except as set forth on SCHEDULE 9.15, neither the Borrower nor any Subsidiary, nor any operator of the Borrower's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $500,000 or more by the Borrower and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

    (b) NOTICES. Except as set forth on SCHEDULE 9.15, neither the Borrower nor any Subsidiary has received notice from any third party, including any Federal, state or local Governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste (all of the foregoing, "HAZARDOUS SUBSTANCES"), which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Borrower or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim which individually or in the aggregate might reasonably be expected to have a Material Adverse Effect.

    (c) HANDLING OF HAZARDOUS SUBSTANCES. Except as set forth on SCHEDULE 9.15, (i) no portion of the real property or other assets of the Borrower or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) except in the ordinary course of business of the Borrower and its Subsidiaries and in accordance in all material respects with applicable Environmental Laws, no Hazardous Substances have been generated or are being used on the properties of Borrower or any Subsidiary, except to the extent such generation or use, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Borrower or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) to the Borrower's current, actual knowledge without inquiry, there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Borrower or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the real property or other assets of Borrower or any Subsidiary, and which might reasonably be expected to have a Material Adverse Effect; and (v) to the extent any Hazardous Substances generated by the Borrower and its Subsidiaries have been transported offsite, such transportation of Hazardous Substances has been performed only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

   Section 9.16 YEAR 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, any "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Borrower reasonably believes that any such "Year 2000 Problem" will not have a Material Adverse Effect.

   Section 9.17 INFORMATION. All information heretofore or contemporaneously herewith furnished in writing by the Borrower or any Subsidiary to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrower or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Banks that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

   Section 9.18. DEBT AND CONTINGENT LIABILITIES. Neither Borrower nor any Subsidiary has any Debt except Debt which is described on SCHEDULE 9.18(A). Neither Borrower nor any Subsidiary has any Contingent Liabilities except Contingent Liabilities which are described on SCHEDULE 9.18(B).

                                   ARTICLE X.

                                   COVENANTS

   Until the expiration or termination of the Commitments and thereafter until all obligations of the Borrower hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Borrower agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will observe and perform the covenants set forth below.

   Section 10.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. The Borrower will furnish to the Agent and each Bank:

        10.1.1 AUDIT REPORT. Promptly when available and in any event within one hundred twenty (120) days after the close of each Fiscal Year, a copy of the annual audit report of the Borrower and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, certified without qualification by KPMG Peat Marwick, L.L.P. or other independent auditors of recognized standing selected by the Borrower and reasonably acceptable to the Required Banks.

        10.1.2 QUARTERLY REPORTS. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by an officer of the Borrower acceptable to the Agent to have been prepared in accordance with GAAP for interim financial statements and instructions to Form 10-Q and Regulation S-X and to fairly present the financial conditions and results of operations of Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

        10.1.3 COMPLIANCE CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to SECTION 10.1.1 and of each set of quarterly statements pursuant to SECTION 10.1.2, a duly completed Compliance Certificate, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by an officer of the Borrower acceptable to the Agent.

        10.1.4 PROJECTIONS. As soon as practicable and in any event within 45 days after the commencement of each Fiscal Year, consolidated financial projections for the Borrower and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Borrower to the Banks prior to the Effective Date or otherwise in a manner satisfactory to the Agent.

        10.1.5 REPORTS TO SEC AND TO SHAREHOLDERS. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Borrower or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Borrower shall promptly deliver any such exhibit to the Agent or any Bank upon request therefor); copies of all registration statements of the Borrower or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally concerning material developments in the business of the Borrower or any Subsidiary.

        10.1.6 NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Borrower or the Subsidiary affected thereby with respect thereto:

             (a) the occurrence of an Event of Default or an Unmatured Event of Default;

             (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Banks which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

             (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
        Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

             (d) any cancellation or material change in any material insurance maintained by the Borrower or any Subsidiary, if the failure of the Borrower to maintain such insurance (individually or in the aggregate) might reasonably be expected to have a Material Adverse Effect; provided that the Borrower shall not be required to give notice of cancellations of or changes to insurance policies if such policies are replaced with policies containing comparable coverage provisions and similar deductibles;

             (e) any event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect; or

             (f) any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Banks' rights with respect to the Collateral, are subject, which if asserted might be reasonably likely to cause a Material Adverse Effect.

        10.1.7 SUBSIDIARIES. Promptly upon any change in the list of its ubsidiaries, a written report of such change.

        10.1.8 MANAGEMENT REPORTS. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Borrower by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Borrower.

        10.1.9 MONTHLY FINANCIAL STATEMENTS UPON AN EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, promptly when available and in any event within 30 days after the end of each month of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month, together with consolidated statements of earnings and consolidated statements of cash flow for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, certified by an officer of the Borrower acceptable to the Agent to have been prepared in accordance with GAAP and to fairly present the financial conditions and results of operations of Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

        10.1.10 OTHER INFORMATION. From time to time such other information concerning the Borrower and its Subsidiaries as any Bank or the Agent may reasonably request.

   Section 10.2 BOOKS, RECORDS AND INSPECTIONS. The Borrower will keep, and will cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Agent or any representative thereof to inspect the properties and operations of the Borrower and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and, subject to applicable laws regarding professional privileges, the Borrower hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof whether or not any representative of the Borrower or any Subsidiary is present), and to examine (and, at the expense of the Borrower or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

   Section 10.3 INSURANCE. The Borrower will maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Borrower and its Subsidiaries.

   Section 10.4   COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND LIABILITIES.
The Borrower will (a) comply, and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; PROVIDED, HOWEVER, that the foregoing shall not require the Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

   Section 10.5 MAINTENANCE OF EXISTENCE, ETC. The Borrower will maintain and preserve, and (subject to SECTION 10.10) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be so qualified or in good standing does not have a Material Adverse Effect).

   Section 10.6   FINANCIAL COVENANTS.

        10.6.1 CURRENT RATIO. The Borrower will at all times maintain a Current Ratio of not less than 1.75 to 1.00. The Current Ratio shall be calculated and tested quarterly as of the last day of each Fiscal Quarter.

        10.6.2 FUNDED DEBT TO CAPITALIZATION RATIO - COVENANT. The Borrower at all times maintain a Funded Debt to Capitalization Ratio - Covenant of not greater than 0.45 to 1.00. The Funded Debt to Capitalization Ratio - Covenant shall be calculated and tested quarterly as of the last day of each Fiscal Quarter.

        10.6.3 FIXED CHARGE COVERAGE RATIO. The Borrower will at all times maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. The Fixed Charge Coverage Ratio shall be calculated and tested quarterly as of the last day of each Fiscal Quarter, and the Calculation Period for such testing shall be the Computation Period ending on the last day of such Fiscal Quarter.

        10.6.4 TANGIBLE NET WORTH. The Borrower will at all times maintain Tangible Net Worth in an amount which is not less than the sum of (a) ninety percent (90%) of Tangible Net Worth as of November 30, 1997 ($280,000,000.00), PLUS (b) fifty percent (50%) of Net Income during the period beginning on the Effective Date and ending on the date on which such calculation is made (PROVIDED that, if Net Income is less than zero for any Fiscal Quarter, for purposes of this SECTION 10.6.4 such sum will be deemed to have been zero for such Fiscal Quarter) PLUS (c) seventy-five percent (75%) of the net proceeds of any equity issued by the Borrower or any of its Subsidiaries (on a consolidated basis) after the Effective Date. Tangible Net Worth shall be calculated and tested quarterly as of the last day of each Fiscal Quarter.

        10.6.5 CAPITAL EXPENDITURES. The Borrower will not permit the aggregate amount of all Capital Expenditures made by Borrower and its Subsidiaries in any Fiscal Year to exceed $30,000,000.

   Section 10.7 LIMITATIONS ON DEBT AND CONTINGENT LIABILITIES. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Debt or Contingent Liabilities unless (a) immediately before and immediately after giving effect to such additional Debt or Contingent Liabilities no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and (b) the Borrower is in PRO FORMA compliance with all the financial ratios and covenants set forth in
SECTION 10.6 before and immediately after giving effect to such additional
Debt.

   Section 10.8 LIENS. The Borrower will not, and will not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

        (a)  Liens in favor of the Agent arising under the Loan Documents;

        (b)  Liens identified in SCHEDULE 10.8;

        (c) Liens for taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

        (d) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

        (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

        (g) Liens on property acquired by Borrower or any Subsidiary in connection with an Acquisition existing at the time of such Acquisition (and not created in contemplation of such Acquisition); and

        (h) Liens that constitute purchase money security interests on equipment securing Debt incurred after the Effective Date for the purpose of financing all or any part of the cost of acquiring such equipment after the Effective Date in an aggregate amount which does not exceed $10,000.000.00 at any time, PROVIDED that any such Lien attaches to such equipment within 60 days of the acquisition thereof and such Lien attaches solely to the equipment so acquired.

   Section 10.9 ADDITIONAL MATERIAL SUBSIDIARIES AS GUARANTORS; PLEDGE OF STOCK OF ADDITIONAL MATERIAL SUBSIDIARIES. The Borrower will cause each Material Subsidiary created or acquired after the Effective Date to execute a Guaranty and deliver such Guaranty to the Agent, unless the Required Banks have determined that such Material Subsidiary is not to be a Guarantor. If any Subsidiary which was not determined to be a Material Subsidiary on the

Effective Date or upon its creation or acquisition becomes a Material Subsidiary, the Borrower will promptly give the Agent notice of such event and will cause such Material Subsidiary to execute and deliver a Guaranty to the Agent, unless the Required Banks determine that such Material Subsidiary is not to be a Guarantor. Promptly upon the creation or acquisition of any Material Subsidiary after the Effective Date or the determination after the Effective Date that a Subsidiary has become a Material Subsidiary, the Borrower or the Subsidiary of which such Material Subsidiary is a Subsidiary will execute and deliver to the Agent (a) a Pledge Agreement-Borrower or a Pledge Agreement-Subsidiary, as applicable, pursuant to which the Borrower or such Subsidiary of which such Material Subsidiary is a Subsidiary will pledge to the Agent (i) 100% of the shares of voting stock of such newly created or acquired Material Subsidiary if such Material Subsidiary is organized and existing under the laws of the United States or a state thereof, and (ii) 65% of the shares of voting stock of such newly created or acquired Material Subsidiary if such Material Subsidiary is not organized and existing under the laws of the United States or a state thereof, (b) certificates evidencing the shares pledged pursuant to the preceding clause (a), (c) blank stock powers with signatures guaranteed in a manner satisfactory to the Agent with respect to the certificates referred to in the preceding clause (b), and (d) uniform commercial code financing statements with respect to the shares pledged pursuant to the preceding clause (a).

   Section 10.10 MERGERS, CONSOLIDATIONS, SALES; LIQUIDATION. The Borrower will not, and will not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Borrower or into, with or to any other wholly-owned Subsidiary; (b) any such purchase or other acquisition by the Borrower or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; (c) any such negotiated, non-hostile purchase or other acquisition by the Borrower or any wholly-owned Subsidiary of the assets or stock of any other Person where (1) immediately before and immediately after giving effect to such purchase or acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (2) the Borrower is in PRO FORMA compliance (on a combined historical basis) with all the financial ratios and covenants set forth in SECTION 10.6 immediately before and immediately after giving effect to such purchase or acquisitions; and (d) sales and dispositions of assets (including the stock of Subsidiaries), other than sales of inventory in the ordinary course of business, so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $5,000,000.00. The Borrower will not dissolve or liquidate.

   Section 10.11 MODIFICATION OF ORGANIZATIONAL DOCUMENTS. The Borrower will not permit the Certificate of Incorporation, By-Laws or other organizational documents of the Borrower or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Banks.

   Section 10.12 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely to finance the Borrower's working capital, for acquisitions permitted by SECTION 10.10, for Capital Expenditures and for other general corporate purposes, including the payment of existing Debt; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

   Section 10.13 FURTHER ASSURANCES. The Borrower will take, and will cause each Subsidiary to take, such actions as the Agent or the Required Banks may reasonably request from time to time (including the execution and delivery of guaranties, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession and the delivery of stock powers with signatures guaranteed) to ensure that the obligations of the Borrower hereunder and under the other Loan Documents are secured as contemplated herein and in the Pledge Agreements and guaranteed by the Guarantors by their execution of the Guaranties.

   Section 10.14 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Borrower and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

   Section 10.15 EMPLOYEE BENEFIT PLANS. The Borrower will maintain, and will cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

   Section 10.16 ENVIRONMENTAL MATTERS. If any material Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Borrower or any Subsidiary which individually or in the aggregate might reasonably be expected to have a Material Adverse Effect, the Borrower shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply in all material respects with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each Subsidiary to, comply in a reasonable and cost-effective manner with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Borrower or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance except for the period of time that the Borrower or such Subsidiary is diligently and in good faith contesting such order.

   Section 10.17 INCONSISTENT AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which (a) would be violated or breached by any borrowing by Borrower hereunder or by the performance by the Borrower or any Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would require the Borrower or any Subsidiary to grant a Lien on any of its assets, except for Liens permitted by Section 10.9.

   Section 10.18 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any Subsidiary to, engage in any line of business not reasonably related to the businesses in which they were engaged on the Effective Date without the prior consent of the Required Banks, which consent shall not be unreasonably withheld or delayed. The Borrower will continue to be engaged in the lines of business in which it was engaged on the Effective Date.

   Section 10.19 ADVANCES AND OTHER INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

        (a) equity Investments existing on the Effective Date in Subsidiaries identified in SCHEDULE 9.8;

        (b) equity Investments in Subsidiaries acquired after the Effective Date in transactions permitted as acquisitions of stock or assets pursuant to
   SECTION 10.10;

        (c) in the ordinary course of business, contributions by the Borrower to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

        (d) in the ordinary course of business, Investments by the Borrower in any Subsidiary or by any of the Subsidiaries in the Borrower, by way of intercompany loans, advances or guaranties, all to the extent permitted by
   SECTION 10.7;

        (e) Investments made in connection with prospective acquisitions of stock or assets permitted by SECTION 10.10;

        (f)  Cash Equivalent Investments;

        (g) loans to customers of the Borrower or any Subsidiary relating to the sale of inventory; and

        (h) loans and advances which do not exceed $5,000,000.00 in principal amount outstanding at any time;

PROVIDED, HOWEVER, that no Investment otherwise permitted by CLAUSE (b), (c),
(d), (e), (g) OR (h) shall be permitted to be made if, immediately before and immediately after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

   Section 10.20 PARTNERSHIPS AND JOINT VENTURES. The Borrower will not, and will not permit any Subsidiary to, be a party to any partnership or joint venture (other than the partnerships and joint ventures listed on Schedule 10.20), or purchase or otherwise acquire any partnership or joint venture interest in, any other Person, except for (a) partnerships or joint ventures in which the Borrower and its Subsidiaries are the sole partners or joint venturers; and (b) any such purchase or other acquisition by the Borrower or any wholly-owned Subsidiary of any partnership or joint venture interest in any other Person where (1) immediately before and immediately after giving effect to such purchase or acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (2) the Borrower is in PRO FORMA compliance (on a combined historical basis) with all the financial ratios and covenants set forth in SECTION 10.6 immediately before and immediately after giving effect to such purchase or acquisition.

   Section 10.21 MANAGEMENT. Borrower will maintain in senior management positions Persons who would generally be deemed to be competent to perform such positions by Persons engaged in similar businesses.

                                  ARTICLE XI.

                   EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

   The obligation of each Bank to make its Loans and of any Issuing Bank to issue Letters of Credit is subject to the following conditions precedent:

   Section 11.1 INITIAL CREDIT EXTENSIONS. The obligation of each Bank to make its initial Loan and of any Issuing Bank to issue any Letter of Credit, whichever first occurs, is, in addition to the conditions precedent specified in SECTION 11.2, subject to the conditions precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Banks is called the "EFFECTIVE DATE") that the Agent shall have received (a) all amounts which are then due and payable pursuant to ARTICLE V and (to the extent billed) SECTION 14.6 and (b) all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only one original of each Note shall be signed) in sufficient number of signed counterparts to provide one for each
Bank:

        11.1.1 RESOLUTIONS - BORROWER. Certified copies of resolutions of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party.

        11.1.2 RESOLUTIONS - GUARANTORS. Certified copies of resolutions of the Board of Directors of each Guarantor authorizing or ratifying the execution, delivery and performance by such Guarantor of each Loan Document to which such Guarantor is a party.

        11.1.3 INCUMBENCY AND SIGNATURE CERTIFICATES. A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor as of the Effective Date certifying the names of the officer or officers of such Person authorized to sign the Loan Documents to which such Person is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

        11.1.4 CERTIFICATE OF INCORPORATION. The certificate or articles of incorporation of the Borrower certified by the Secretary of State of Delaware, and the certificate or articles of incorporation of each Guarantor certified by the Secretary or the Assistant Secretary of such Guarantor.

        11.1.5 BYLAWS. The bylaws of the Borrower and each Guarantor certified by the Secretary or an Assistant Secretary of such Person.

        11.1.6 GOVERNMENTAL CERTIFICATES. Certificates of the appropriate government officials of (a) the jurisdiction of incorporation of the Borrower and each Guarantor as to the existence and good standing of the Borrower and each Guarantor, and (b) each jurisdiction in which the Borrower or any Guarantor is qualified to transact business as a foreign corporation as to the good standing of such Person as a foreign corporation.

        11.1.7      NOTES.  The Notes.

        11.1.8 PLEDGE AGREEMENTS. (a) A Pledge Agreement-Borrower pursuant to which the Borrower will pledge to the Agent (a) 100% of the shares of voting stock of each Material Subsidiary owned by it if such Material Subsidiary is organized and existing under the laws of the United States or a state thereof, and (b) 65% of the shares of voting stock of each Material Subsidiary owned by it if such Material Subsidiary is not organized and existing under the laws of the United States or a state thereof, together with stock certificates representing the stock pledged thereby, stock powers with respect thereto (containing signature guaranties), uniform commercial code financing statements with respect thereto and other items required to be delivered in connection therewith.

        (b) A Pledge Agreement-Subsidiary pursuant to which any Subsidiary who is the parent of a Material Subsidiary will pledge to the Agent (a) 100% of the shares of voting stock of each Material Subsidiary owned by it if such Material Subsidiary is organized and existing under the laws of the United States or a state thereof, and (b) 65% of the shares of voting stock of each Material Subsidiary owned by it if such Material Subsidiary is not organized and existing under the laws of the United States or a state thereof, together with stock certificates representing the stock pledged thereby, stock powers with respect thereto (containing signature guaranties), uniform commercial code financing statements with respect thereto and other items required to be delivered in connection therewith.

        11.1.9 GUARANTIES. Guaranties executed by each of the Material Subsidiaries who are to be Guarantors listed on Schedule 1.1.B.

        11.1.10 CONSENTS, ETC. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower and the Guarantors of the documents referred to in this ARTICLE XI.

        11.1.11 COMPLIANCE CERTIFICATE. A Compliance Certificate as of November 30, 1997.

        11.1.12 OPINION OF COUNSEL FOR THE BORROWER AND GUARANTORS. The opinion of Haynes and Boone, L.L.P., counsel to the Borrower and Guarantors.

        11.1.13 OTHER. Such other documents as the Agent or any Bank may reasonably request.

   Section 11.2 CONDITIONS. The obligation (a) of each Bank to make each Loan and (b) of each Issuing Bank to issue each Letter of

Credit is subject to the following further conditions precedent that:

        11.2.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit the following statements shall be true and correct:

             (a) the representations and warranties of the Borrower and Guarantors set forth in this Agreement (excluding SECTION 9.6) and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

             (b) except as disclosed by the Borrower to the Agent and the Banks pursuant to SECTION 9.6,

                  (i) no litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                  (ii) no development shall have occurred in any litigation
             (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding disclosed pursuant to SECTION 9.6 which might reasonably be expected to have a Material Adverse Effect; and

             (c) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries shall be in violation of any law or governmental regulation or court order or decree where such violation or violations singly or in the aggregate might reasonably be expected to have a Material Adverse Effect.

        11.2.2 CONFIRMATORY CERTIFICATE. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Borrower as to the matters set out in SECTION 11.2.1 (it being understood that each request by the Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Borrower that the conditions precedent set forth in SECTION 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.


                                   ARTICLE XII.

                        EVENTS OF DEFAULT AND THEIR EFFECT

   Section 12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

        12.1.1 NON-PAYMENT OF THE LOANS, ETC. Default in the payment when due of the principal of, or interest on, any Loan; or default in the payment when due of any fee or other amount payable by the Borrower hereunder or under any other Loan Document.

        12.1.2 WARRANTIES. Any warranty made by the Borrower herein is breached, or is false or misleading, in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrower to the Agent or any Bank in connection herewith is false or misleading in any material respect as of the date as of which the facts therein set forth are stated or certified.

        12.1.3 NON-COMPLIANCE WITH PROVISIONS OF THIS AGREEMENT. (a) Failure by the Borrower to comply with or to perform any covenant set forth in
   SECTION 10.1, 10.2, 10.3, 10.4, 10.6, 10.7, 10.8, 10.9, 10.13, 10.14, 10.15
   OR 10.16 and continuance of such failure for thirty (30) days following delivery by the Lender to the Borrower of notice of such failure; or (b) failure by the Borrower to comply with or to perform any provision of this Agreement other than the covenants set forth in SECTION 10.6.

        12.1.4 BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any Material Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Borrower or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Borrower or such Material Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any Material Subsidiary or for a substantial part of the property of any thereof; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Material Subsidiary), is commenced in respect of the Borrower or any Material Subsidiary, and if such case or proceeding is not commenced by the Borrower or such Material Subsidiary, it is consented to or acquiesced in by the Borrower or such Material Subsidiary, or remains for 60 days undismissed; or the Borrower or any Material Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

        12.1.5 NON-PAYMENT OF OTHER DEBT. Any default shall occur under the terms applicable to any Debt of the Borrower or any Subsidiary in an aggregate principal amount which exceeds $2,000,000.00 and such default shall
   (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity, and a period of thirty (30) days shall have elapsed following the occurrence of such default.


        12.1.6 OTHER MATERIAL OBLIGATIONS. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Borrower or any Material Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with other such defaults might reasonably be expected to have a Material Adverse Effect (except only to the extent that the existence of any such default is being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default), and period of thirty
   (30) days shall have elapsed following delivery by the Lender to the Borrower of notice of the occurrence of such default.

        12.1.7 PENSION PLANS. (i) Institution of any steps by the Borrower or any other Person to terminate a Pension Plan if as a result of such termination the Borrower could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000.00; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the

   Borrower and the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.00.

        12.1.8 JUDGMENTS. Final judgments which exceed an aggregate of $250,000.00 shall be rendered against the Borrower, or any Material Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

        12.1.9 INVALIDITY OF GUARANTY, ETC. Any Guaranty shall cease to be in full force and effect with respect to any Guarantor, any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty executed by such Guarantor, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty executed by such Guarantor.

        12.1.10 INVALIDITY OF COLLATERAL DOCUMENTS, ETC. Any Collateral Document shall cease to be in full force and effect with respect to the Borrower or any Guarantor, the Borrower or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Borrower or any Guarantor (or any Person by, through or on behalf of the Borrower or any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

   Section 12.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default described in SECTION 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable and the Borrower shall become immediately obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Borrower immediately deliver to the Agent cash collateral in amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable and/or the

Borrower shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. The Agent shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in SECTION 12.1.1, SECTION 12.1.2 or SECTION
12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this SECTION 12 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Borrower or as a court of competent jurisdiction may elect.

                                    ARTICLE XIII.

                                      THE AGENT

     Section 13.1 APPOINTMENT AND AUTHORIZATION. (a) Each Bank hereby irrevocably (subject to SECTION 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. Each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this ARTICLE XIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this ARTICLE XIII, included such

Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Banks.

     Section 13.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     Section 13.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     Section 13.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the

Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     Section 13.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice.
 The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with ARTICLE XII; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

     Section 13.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     Section 13.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for any payment to the Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.
The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Agent.

    For the purposes of this SECTION 13.7, "INDEMNIFIED LIABILITIES" shall mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan and the termination, resignation or replacement of the Agent or the replacement of any Bank) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or the Commitments or the use of
                                       -54-
the proceeds thereof, whether or not any Agent-Related Person, any Bank or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

     Section 13.8 AGENT IN INDIVIDUAL CAPACITY. Bank One and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank One were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank One or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans, Bank One and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though Bank One were not the Agent, and the terms "Bank" and "Banks" include Bank One and its Affiliates, to the extent applicable, in their individual capacities.

     Section 13.9 SUCCESSOR AGENT; ASSIGNMENT OF AGENCY. The Agent may, and at the request of the Required Banks shall, resign as Agent upon thirty
(30) days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Borrower (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
ARTICLE XIII and SECTIONS 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank One may not be removed as the Agent at the request of the Required Banks unless Bank One shall also simultaneously be replaced as an "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank One.

   Section 13.10  WITHHOLDING TAX.

        (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees to deliver to the Agent:

             (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service ("IRS") Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

             (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

             (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

   Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

        (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Borrower hereunder. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

        (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Bank hereunder, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

        (e) If the IRS or any other governmental authority of the United States or any other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Agent [[(including the allocable costs of internal legal services and all disbursements of internal counsel]])). The obligation of the Banks under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Agent.

     Section 13.11 COLLATERAL MATTERS. The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrower hereunder and the expiration or termination of all Letters of Credit;
(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to
SECTION 14.1, if approved, authorized or ratified in writing by all the Banks. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this SECTION 13.11.

                                     ARTICLE XIV.

                                       GENERAL

     Section 14.1 WAIVER; AMENDMENTS. No delay on the part of the Agent, any Bank or any other holder of a Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release a Guaranty (other than with respect to a Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or all or substantially all of the collateral granted under the Collateral Documents or (v) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provisions of ARTICLE XIII or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of an Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of such Issuing Bank.

     Section 14.2 CONFIRMATIONS. The Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     Section 14.3 NOTICES. Except as otherwise provided in SECTION 2.2, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on SCHEDULE
14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent with confirmation of transmission; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of SECTION 2.2, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Borrower, and the Borrower shall hold the Agent and each Bank harmless from any loss, cost or expense resulting from any such reliance.

     Section 14.4 COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; PROVIDED that if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in
ARTICLE X to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend ARTICLE X for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 14.5 REGULATION U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     Section 14.6 COSTS, EXPENSES AND TAXES. The Borrower agrees to pay promptly following written demand all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based on its respective Percentage) of any such costs and expenses of the Agent not paid by the Borrower. In addition, the Borrower agrees to pay, and to save the Agent and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income, assets or operations) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Borrower's auditors in connection with any reasonable exercise by the Agent and the Banks of their rights pursuant to SECTION 10.2. All obligations provided for in this SECTION 14.6 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     Section 14.7 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

     Section 14.8 CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

   Section 14.9   ASSIGNMENTS; PARTICIPATIONS.

        14.9.1 ASSIGNMENTS. Any Bank may, with the prior written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "ASSIGNEE"), all or any fraction of such Bank's Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitments) in a minimum aggregate amount equal to the lesser of (i) the assigning Bank's remaining aggregate Commitments and (ii) $5,000,000; PROVIDED, HOWEVER, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrower would be obligated to pay any greater amount under SECTION 7.6 or ARTICLE VIII to the Assignee than the Borrower is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Borrower will not be required to pay the incremental amounts) and (b) the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

             (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrower and the Agent by such assigning Bank and the Assignee,

             (y) the assigning Bank and the Assignee shall have executed and delivered to the Borrower and the Agent an assignment agreement substantially in the form of EXHIBIT D (an "ASSIGNMENT AGREEMENT"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

             (z) the assigning Bank or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrower shall execute and deliver to Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Loan Commitment and, if the assigning Bank has retained a Loan Commitment hereunder, a replacement Note in the principal amount of the Loan Commitment retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this SECTION 14.9.1 shall be null and void.

     Notwithstanding the foregoing provisions of this SECTION 14.9.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

     Section 14.9.2 PARTICIPATIONS. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitments of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "PARTICIPANT"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Borrower shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events (excluding the events described in CLAUSE (v) thereof) described in the penultimate sentence of SECTION 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; PROVIDED that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in SECTION 7.5. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTION 7.6 and ARTICLE VIII as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to SECTION 7.6 or ARTICLE VIII than would have been paid to the participating Bank if no participation had been sold).

     Section 14.10 GOVERNING LAW. This Agreement, each Note and each other Loan Document shall be a contract made under and governed by the internal laws of the State of Texas. All obligations of the Borrower and rights of the Agent, the Banks and any other holder of a Note expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

     Section 14.11 SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 14.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Borrower and each Bank.

     Section 14.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent; PROVIDED, however, that the Borrower shall not assign its obligations under this Agreement except in connection with a transaction which is in compliance with the terms and provisions of this Agreement.

     Section 14.14 MAXIMUM INTEREST RATE. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with the transactions contemplated by this Agreement, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note held by such Bank; and, if the principal of such Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

   Section 14.15  INDEMNIFICATION BY THE BORROWER.

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

        (a) IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE AGENT AND THE BANKS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE BORROWER HEREBY AGREES INDEMNIFY, EXONERATE AND HOLD THE AGENT, EACH BANK AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE AGENT AND EACH BANK (EACH A "BANK PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES AND CHARGES (COLLECTIVELY, FOR PURPOSES OF THIS SECTION 14.15, CALLED THE "INDEMNIFIED LIABILITIES"), INCURRED BY THE BANK PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (I) ANY TENDER OFFER, MERGER, PURCHASE OF STOCK, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (II) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY THE BORROWER OR ANY SUBSIDIARY,
   (III) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY THE BORROWER OR ANY SUBSIDIARY OR THE OPERATIONS CONDUCTED THEREON, (IV) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH THE BORROWER OR ANY SUBSIDIARY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (V) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE BANK PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF ANY SUCH BANK PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. NOTHING SET FORTH ABOVE SHALL BE CONSTRUED TO RELIEVE ANY BANK PARTY FROM ANY OBLIGATION IT MAY HAVE UNDER THIS AGREEMENT.

        (b) ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 14.15 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF ANY OR ALL OF THE COLLATERAL DOCUMENTS AND ANY TERMINATION OF THIS AGREEMENT.

     Section 14.16 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION

WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 14.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 14.18. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written, and have delivered this Agreement in Houston, Texas.

                              BORROWER:

                              INPUT/OUTPUT, INC.


                              By:  /s/ Robert P. Brindley
                                   --------------------------------------------
                                   Robert P. Brindley
                                   Executive Vice President
                                   and Chief Financial Officer



                              AGENT:

                              BANK ONE, TEXAS, N.A.

                              By:  /s/ Marc A. Dunmire
                                   --------------------------------------------
                                   Marc A. Dunmire
                                   Vice President



                              BANKS:

                              BANK ONE, TEXAS, N.A.

                              By: /s/ Marc A. Dunmire
                                   --------------------------------------------
                                   Marc A. Dunmire
                                   Vice President



                              BANK OF AMERICA TEXAS, N.A.


                              By:  /s/ Joseph R. Patterson
                                   --------------------------------------------
                                   Joseph R. Patterson
                                   Vice President



                              SOUTHWEST BANK OF TEXAS, N.A.


                              By:  /s/ Carmen Billings
                                   --------------------------------------------
                                   Carmen Billings
                                   Vice President